EXHIBIT 99.7

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of August 16, 2012, among A123 Systems, Inc., a Delaware corporation, with headquarters located at 200 West Street, Waltham, Massachusetts 02451 (the “Company”), Wanxiang America Corporation (“WAC”) and Wanxiang Clean Energy USA Corp. (“WCE” and, together with WAC, “Wanxiang”).

WHEREAS:

A.           In connection with the Loan Agreement by and between the Company and WAC, dated as of August 16, 2012 (the “Loan Agreement”), and receipt of the initial advance thereunder, the Company has issued to WAC warrants (the “Initial Bridge Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (such Bridge Warrants, as of the date hereof evidenced by certificates numbered W1).

B.           In connection with, and as a condition to, the funding of subsequent advances under the Loan Agreement, the Company will issue to WAC (or an Affiliate of WAC) additional warrants (the “Subsequent Bridge Warrants”, and together with the Initial Bridge Warrants, the “Bridge Warrants”) to purchase shares of Common Stock.

C.           In connection with the Securities Purchase Agreement by and between WCE and the Company, dated as of August 16, 2012 (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to WCE (or an Affiliate of WCE) (i) Senior Secured Convertible Notes of the Company (the “Notes”) which will, among other things, be convertible into shares of Common Stock, in accordance with the terms of the Notes and (ii) warrants (the “Convertible Note Warrants”, and together with the Bridge Warrants, the “Warrants”) which will be exercisable to purchase shares of Common Stock in accordance with the terms of the Warrants.

D.           As a condition to entering into the Loan Agreement and the Securities Purchase Agreement, WAC and WCE have requested and the Company has agreed to provide certain registration rights under the Securities Act (as defined herein) and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                      Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

(a)           “Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)           “Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

(c)           “Common Stock” has the meaning set forth in the Recitals hereto.

(d)           “Company” has the meaning set forth in the introductory paragraph.

(e)           “Conversion Shares” means the shares of Common Stock issued or issuable upon conversion of the Notes.

(f)           “Convertible Note Warrants” has the meaning set forth in the Recitals.

(g)           “Demand Registration” has the meaning set forth in Section 2(a).

(h)           “Demand Registration Statement” has the meaning set forth in Section 2(a).

(i)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)           “Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

(k)           “Investor” means initially WAC, WCE, any of their Affiliates that are issued Notes or Warrants pursuant to the Loan Agreement or the Securities Purchase Agreement and each subsequent transferee who becomes an Investor pursuant to Section 12, provided that for purposes of all thresholds and limitations herein, the actions of Investor and such transferees shall be aggregated.

(l)           “Initial Bridge Warrants” has the meaning set forth in the Recitals hereto.

(m)           “Loan Agreement” has the meaning set forth in the Recitals hereto.

(n)           “Minimum Amount” means $5,000,000.

(o)           “Notes” has the meaning set forth in the Recitals hereto.

(p)           “Person” shall include an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

(q)           “Permitted Transferee” means any Person who is a transferee of Registrable Securities from an Investor (or a prior Permitted Transferee) and who becomes party to this Agreement as required by Section 12.

(r)           “Piggyback Registration” has the meaning set forth in Section 3(a).

(s)           “Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

(t)           “Registrable Securities” means, at any time, (i) the Conversion Shares, (ii) the Warrant Shares, and (iii) any securities issued or issuable by the Company after the date hereof in respect of the Conversion Shares or the Warrant Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or similar event or otherwise, but excluding any Conversion Shares, Warrant Shares and other securities referred to in clauses (i), (ii) and (iii) that at any time after the date hereof are sold by an Investor pursuant to an effective registration statement or Rule 144 (in which case only such securities sold shall cease to be Registrable Securities).

(u)           “Registration Expenses” has the meaning set forth in Section 8(a).

(v)           “Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

(w)           “Rule 144” means Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit an Investor to sell securities of the Company to the public without registration.

(x)           “S-3 Shelf Registration” has the meaning set forth in Section 4(a). “S-3 Shelf Registration Statement” has the meaning set forth in Section 4(a).

(y)           “SEC” means the Securities and Exchange Commission or any successor agency.

(z)           “Securities Act” means the Securities Act of 1933, as amended.

(aa)           “Securities Purchase Agreement” has the meaning set forth in the Recitals hereto.

(bb)           “Shelf Takedown” has the meaning set forth in Section 4(b).

(cc)           “Subsequent Bridge Warrants” has the meaning set forth in the Recitals hereto.

(dd)           “Suspension Period” has the meaning set forth in Section 5.

(ee)           “Termination Date” means the first date on which there are no Registrable Securities.

(ff)           “underwritten offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, and “underwritten Shelf Takedown” means an underwritten offering effected pursuant to an S-3 Shelf Registration.

(gg)           “Warrants” has the meaning set forth in the Recitals hereto.

(hh)           “Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants.

In addition to the above definitions, unless the context requires otherwise: (i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time; (ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others; (iii) references to “Section” are references to Sections of this Agreement; (iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; (v) references to “business day” mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the City of New York generally are authorized or required by law or other governmental action to close; and (vi) references to “dollars” and “$” mean U.S. dollars.

Section 2.                      Demand Registration.

(a)           Right to Request Registration.  Until the Termination Date, Investor may at any time request registration for resale under the Securities Act of all or part of the Registrable Securities separate from an S-3 Shelf Registration (a “Demand Registration”); provided, however, that (based on the then-current market prices) the number of Registrable Securities included in the Demand Registration would, if fully sold, yield gross proceeds to Investor of at least the Minimum Amount.  Subject to Sections 5 and 7 below, the Company shall use reasonable best efforts (i) to file a Registration Statement registering for resale such number of Registrable Securities as requested to be so registered pursuant to this Section 2(a) (a “Demand Registration Statement”) within 60 days after Investor’s request therefor and (ii) if necessary, to cause such Demand Registration Statement to be declared effective by the SEC as soon as practical thereafter.  If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.

(b)           Number of Demand Registrations.  Subject to the limitations of Section 2(a), until the Termination Date, Investor shall be entitled to request a maximum of six Demand Registrations (regardless of the number of Permitted Transferees who may become an Investor) and the Company will not be obligated to effect more than one Demand Registration in any six month period.  No request for registration will count for the purposes of the limitations in this Section 2(b) if (i) Investor determines in good faith to withdraw the proposed registration prior to the effectiveness of the Registration Statement relating to such request due to marketing conditions or regulatory reasons relating to the Company, (ii) the Registration Statement relating to such request is not declared effective within 180 days of the date such Registration Statement is first filed with the SEC (other than solely by reason of Investor having refused to proceed or provide any required information for inclusion therein) and Investors withdraw the proposed registration prior to such Registration Statement being declared effective, (iii) prior to the sale of at least 90% of the Registrable Securities included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Investors’ reasonable satisfaction within thirty days of the date of such order, (iv) more than 20% of the Registrable Securities requested by Investor to be included in the registration are not so included pursuant to Section 2(c), or (v) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by Investor).

(c)           Priority on Demand Registrations.  The Company may include shares of Common Stock other than Investor’s Registrable Securities in a Demand Registration for any accounts (including for the account of the Company) on the terms provided below; and if such Demand Registration is an underwritten offering, such shares of Common Stock may be included only with the consent of Investor.  If the managing underwriters of the requested Demand Registration advise the Company and Investor that in their opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), then the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority:  (i) first, the number of Registrable Securities that Investor proposes to sell; (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine; and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(d)           Underwritten Offerings.  Investor shall be entitled to request an underwritten offering pursuant to a Demand Registration, but only if the number of Registrable Securities to be sold in the offering would reasonably be expected to yield gross proceeds to Investor of at least the Minimum Amount (based on then-current market prices).  If any of the

Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, Investor shall have the right to select the managing underwriter or underwriters to lead the offering, provided that such managing underwriter or underwriters are reasonably satisfactory to the Company.

(e)           Effective Period of Demand Registrations.  Upon the date of effectiveness of any Demand Registration for an underwritten offering and if such offering is priced promptly on or after such date, the Company shall use reasonable best efforts to keep such Demand Registration Statement effective with the SEC at all times until Investor no longer holds the Registrable Securities.

(f)           Demand Registration Expenses.  The Company will pay all Registration Expenses in connection with any request for a Demand Registration regardless of whether or not such request counts toward the limitation set forth in Section 2(b).

Section 3.                      Piggyback Registrations.

(a)           Right to Piggyback.  Whenever the Company proposes to register any of its securities under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), and the form of registration statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to Investor of its intention to effect such a registration (but in no event less than ten business days prior to the anticipated filing date) and, subject to Sections 3(b) and 3(c), will include in such registration statement all Registrable Securities with respect to which the Company has received a written request for inclusion therein from Investor within ten business days after Investor’s receipt of the Company’s notice.  The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof.  Any Person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration.

(b)           Priority on Piggyback Registrations.  If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and Investor (if Investor has elected to include Registrable Securities in such Piggyback Registration) that in their opinion the number of shares of Common Stock proposed to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the shares of Common Stock to be sold in such offering), then the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell, and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of shares of Common Stock including Investor (if Investor has elected to include Registrable Securities in such Piggyback Registration) pro rata among all such holders on the basis of the number of shares of Common Stock requested to be included therein by all such holders or as such holders and the Company may otherwise agree.

(c)           Selection of Underwriters.  If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(d)           Basis of Participations.  Investor may not sell Registrable Securities in any offering pursuant to a Piggyback Registration unless it (i) agrees to sell such shares of Common Stock on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

(e)           Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final.

Section 4.                      S-3 Shelf Registration.

(a)           Right to Request Registration.  Subject to the provisions hereof, at any time when the Company is eligible to use Form S-3 prior to the Termination Date, Investor shall be entitled to request on one occasion that the Company file a Registration Statement on Form S-3 (or an amendment or supplement to an existing registration statement on Form S-3) for a public offering of all or such portion of the Registrable Securities designated by Investor pursuant to Rule 415 promulgated under the Securities Act or otherwise (an “S-3 Shelf Registration”).  A request for an S-3 Shelf Registration may not be made at any time when the Company is diligently pursuing a primary or secondary underwritten offering pursuant to a registration statement.  Upon such request, and subject to Section 5, the Company shall use reasonable best efforts (i) to file a Registration Statement (or any amendment or supplement thereto) covering the number of Registrable Securities specified in such request under the Securities Act on Form S-3 (an “S-3 Shelf Registration Statement”) for public sale in accordance with the method of disposition specified in such request within 10 business days (in the case of a Registration Statement that is automatically effective upon filing if the company is eligible to make such a filing under the Securities Act) or 45 days (in the case of all other Registration Statements) after Investor’s written request therefor and (ii) if necessary, to cause such S-3 Shelf Registration Statement to become effective as soon as practical thereafter.  If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.  The right to request an S-3 Shelf Registration may be exercised no more than once in the aggregate.

(b)           Right to Effect Shelf Takedowns.  Investor shall be entitled, at any time and from time to time when an S-3 Shelf Registration Statement is effective and until the Termination Date, to sell such Registrable Securities as are then registered pursuant to such Registration Statement (each, a “Shelf Takedown”) but, if such takedown is to be underwritten, only upon not less than 10 business days’ prior written notice to the Company.  Investor shall be entitled to request that a Shelf Takedown shall be an underwritten offering; provided, however, that (based on the then-current market prices) the number of Registrable Securities included in each such underwritten Shelf Takedown would reasonably be expected to yield gross proceeds to Investor of at least the Minimum Amount, and provided further that Investor shall not be entitled to request any underwritten Shelf Takedown at any time when the Company is diligently pursuing a primary or secondary underwritten offering of shares of Common Stock pursuant to a registration statement.  Investor shall give the Company prompt written notice of the consummation of each Shelf Takedown (whether or not underwritten).

(c)           Priority on Underwritten Shelf Takedowns.  The Company may include shares of Common Stock other than Registrable Securities in an underwritten Shelf Takedown for any accounts on the terms provided below, but only with the consent of the managing underwriters of such offering and Investor (such consent not to be unreasonably withheld).  If the managing underwriters of the requested underwritten Shelf Takedown advise the Company and Investor that in their opinion the number of shares of Common Stock proposed to be included in the underwritten Shelf Takedown exceeds the number of shares of Common Stock which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the shares of Common Stock proposed to be sold in such offering), the Company shall include in such underwritten Shelf Takedown (i) first, the number of shares of Common Stock that Investor proposes to sell, and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine.  If the number of shares of Common Stock which can be sold is less than the number of Registrable Securities proposed to be included in the underwritten Shelf Takedown pursuant to clause (i) above, the amount of shares of Common Stock to be so sold shall be allocated to Investor.  The provisions of this paragraph (c) apply only to a Shelf Takedown that Investor has requested be an underwritten offering.

(d)           Selection of Underwriters.  If any of the Registrable Securities are to be sold in an underwritten Shelf Takedown initiated by Investor, the Company shall have the right to select the managing underwriter or underwriters to lead the offering.

(e)           Effective Period of S-3 Shelf Registration.  The Company shall use reasonable best efforts to keep any S-3 Shelf Registration Statement effective (and to re-file and cause to be declared effective any S-3 Shelf Registration upon its expiration) until the earlier of (i) the date of which the Investor may sell all of the Registrable Securities covered by such Registration Statement without restriction or limitation pursuant to Rule 144 and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (ii) the date of such the Investor has sold of the Registrable Securities covered by such Registration Statement.  Notwithstanding the foregoing, the Company shall not be obligated to keep any such registration statement effective, or to permit Registrable Securities to be registered, offered or sold thereunder, at any time on or after the Termination Date.

Section 5.                      Suspension Periods.

(a)           The Company may (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Demand Registration or (ii) prior to the pricing of any underwritten offering or other offering of Registrable Securities pursuant to a Demand

Registration, delay such underwritten or other offering (and, if it so chooses, withdraw any registration statement that has been filed), but in each case described in clauses (i) and (ii) only if the board of directors of the Company determines in its good faith judgment (x) that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company’s best interests, or (y) that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction.  Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 5 is herein called a “Suspension Period”.

(b)           If pursuant to this Section 5 the Company delays or withdraws a Demand Registration requested by Investor, Investor shall be entitled to withdraw such request and, if it does so, such request shall not count against the limitation on the number of such requests set forth in Section 2(b).

(c)           The Company shall provide prompt written notice to Investor of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 5), but shall not be obligated under this Agreement to disclose the reasons therefor.  Investor shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Securities (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period.

(d)           In no event (i) may the Company deliver notice of a Suspension Period to Investor more than twice during any twelve month period and (ii) shall a Suspension Period or Suspension Periods be in effect for more than 60 days for a given occurrence of such a circumstance or for an aggregate of 90 days or more during any twelve-month period.

Section 6.                      RESERVED.

Section 7.                      Registration Procedures.

(a)           Whenever Investor requests that any Registrable Securities be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i)
use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and cause such Registration Statement to become effective (unless it is automatically effective upon filing) and to remain effective for the period of time necessary to permit Investor to dispose of all its Registrable Securities;

(ii)	use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the

Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the shares of Common Stock covered by such Registration Statement, with the timing of such distribution to be determined by Investor in its sole discretion, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the shares of Common Stock covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii)
use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

(iv)
deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as Investor may reasonably request in order to facilitate the disposition of the Registrable Securities of Investor covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v)
use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S.  jurisdictions as Investor reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(vi)
notify Investor and each distributor of such Registrable Securities identified by Investor, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of Investor, the Company shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)
in the case of an underwritten offering in which Investor participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, enter into a customary underwriting agreement on market terms and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities (including, making members of senior management of the Company available at reasonable times and places to participate in “road-shows” that the managing underwriter determines are necessary to effect the offering);

(viii)
in the case of an underwritten offering in which Investor participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, and to the extent not prohibited by applicable law, (A) make reasonably available, for inspection by the managing underwriters of such offering and one attorney and accountant acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or attorney in connection with such offering, (C) make the Company’s independent accountants available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith, and (D) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(ix)
use reasonable best efforts to cause all such Registrable Securities to be listed on each primary securities exchange (if any) on which securities of the same class issued by the Company are then listed;

(x)
provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Securities pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Securities to be sold, subject to the provisions of Section 12; and

(xi)	promptly notify Investor and the managing underwriters of any underwritten offering, if any:

(A)	when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any posteffective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(B)	of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding Investor;

(C)
of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(D)
of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

(xii)	timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii)	obtain any required regulatory or shareholder approval necessary for the Investor or any transferee to sell its Registrable Securities in an offering.

(b)           No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of Investor specifically for use therein.

(c)           At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of the Securities Act and until the Termination Date, the Company shall use reasonable best efforts to continuously maintain in effect the registration statement of its Common Stock under Section 12 of the Exchange Act.

(d)           The Company may require Investor and each other selling shareholder and other distributor of Registrable Securities as to which any registration is being effected to furnish to the Company information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request in connection with such registration.

(e)           Investor agrees by having its shares of Common Stock treated as Registrable Securities hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 7(a)(vi), Investor will immediately discontinue (and direct any other Persons making offers and sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 7(a)(vi), and, if so directed by the Company, Investor will deliver to the Company all copies, other than permanent file copies then in Investor’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

(f)           The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a Prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus.  Neither Investor nor any other seller of Registrable Securities may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent.

(g)           It is further understood and agreed that the Company shall not have any obligations under this Section 7 at any time on or after the Termination Date, unless an underwritten offering in which Investor participates has been priced but not completed prior to the Termination Date, in which event the Company’s obligations under this Section 7 shall continue with respect to such offering until it is so completed (but not more than 60 days after the commencement of the offering).

(h)           Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file a Registration Statement or include Registrable Securities in a Registration Statement unless it has received from Investor, at least five days prior to the anticipated filing date of the Registration Statement, requested information required to be provided by Investor for inclusion therein.

Section 8.                      Registration Expenses.

(a)           All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel and any other advisor representing any underwriters or other distributors), shall be borne by the Company.  Investor shall bear the cost of all underwriting discounts and commissions associated with any sale of Registrable Securities and shall pay all of its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing Investor and any stock transfer taxes; provided, however, that the

Company shall reimburse Investor for the reasonable fees and disbursements of its legal counsel in connection with registration, filing or qualification pursuant this Agreement.

(b)           The obligation of the Company to bear the expenses described in Section 8(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of Investor (unless withdrawn following commencement of a Suspension Period pursuant to Section 5) for any reason other than an adverse change in the Company or its business (unrelated to any financial market or general economic conditions that do not disproportionately affect the Company) shall be borne by Investor.

Section 9.                      Indemnification.

(a)           To the fullest extent permitted by law, the Company will indemnify, hold harmless and defend, each Investor, each of its directors, officers, shareholders, members, partners, employees, agents, advisors and representatives, and each Person, if any, who controls Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Investor Person”), against any losses, obligations, claims, damages, liabilities, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several (collectively, “Claims”), including in connection with investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions, claims, suits, inquiries, proceedings, investigations and appeals, whether commenced or threatened, in respect thereof), arise out of or are based upon:  (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment thereof or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement; or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”).  Subject to Section 9(c), the Company shall reimburse the Indemnified Investor Persons, promptly as such fees and expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification contained in this Section 9(a):  (i) shall not apply to a Claim by an Indemnified Investor Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Investor Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such Prospectus was timely made available by the Company; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Investor Person and shall survive the transfer of any of the Registrable Securities by Investor pursuant to Section 9.

(b)           In connection with any Registration Statement in which Investor is participating, Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 9(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Company Person”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Investor expressly for use in connection with such Registration Statement; and, subject to Section 9(c), Investor shall reimburse the Indemnified Company Person for any legal or other expenses reasonably incurred by such Indemnified Company Person in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(b) and the agreement with respect to contribution contained in Section 9(d) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that Investor shall be liable under this Section 9(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Company Person and shall survive the transfer of any of the Registrable Securities by Investor pursuant to Section 9.

(c)           Promptly after receipt by an Indemnified Investor Person or Indemnified Company Person (as the case may be) under this Section 9 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Investor Person or Indemnified Company Person (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Investor Person or Indemnified Company Person (as the case may be); provided, however, that an Indemnified Investor Person or Indemnified Company Person (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party, if (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Investor Person or Indemnified Company Person (as the case may be) in any such Claim, or (iii)  in the reasonable opinion of counsel retained by such Indemnified Investor Person or Indemnified Company Person (as the case may be) the representation by such counsel of the Indemnified Investor Person or Indemnified Company Person (as the case may be) and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Investor Person or Indemnified Company Person (as the case may be) and any other party represented by such counsel in such proceeding.  The Indemnified Investor Person or Indemnified Company Person (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Investor Person or Indemnified Company Person (as the case may be) which relates to such action or Claim.  The indemnifying party shall keep the Indemnified Investor Person or Indemnified Company Person (as the case may be) fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Investor Person or Indemnified Company Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Investor Person or Indemnified Company Person (as the case may be) of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Investor Person or Indemnified Company Person (as the case may be).  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Investor Person or Indemnified Company Person (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to Indemnified Investor Person or Indemnified Company Person (as the case may be) under this Section 9, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d)           No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification with respect to Claims arising proximately from such Person’s fraudulent misrepresentation.

(e)           The indemnification required by this Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f)           The indemnification provided for under this Agreement shall be in addition to (i) any cause of action or similar right of the Indemnified Investor Person or

Indemnified Company Person (as the case may be) against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(g)           The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of Indemnified Investor Person or Indemnified Company Person (as the case may be) and shall survive the transfer of securities and the Termination Date.

Section 10.                      Contribution.

(a)           To the extent any indemnification by an indemnifying party provide for in or pursuant to Section 9 is due in accordance with the terms here of, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred t herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall make the maximum contribution with respect to any amounts for which such indemnifying party would otherwise be liable under the other provisions of Section 9, to the fullest extent permitted by law, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations; provided, however, that:  (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification under Section 9 and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

(b)           No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution with respect to Claims arising proximately from such Person’s fraudulent misrepresentation.

(c)           The contribution required by this Section 10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(d)           The contribution provided for under this Agreement shall be in addition to (i) any cause of action or similar right of the Indemnified Investor Person or Indemnified Company Person (as the case may be) against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(e)           The contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Investor Person or Indemnified Company Person (as the case may be) and shall survive the transfer of securities and the Termination Date.

Section 11.                      Reports Under the Exchange Act.  With a view to making available to Investor the benefits of Rule 144 the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)           furnish to Investor so long as Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit Investor to sell such securities pursuant to Rule 144 or Regulation S without registration.

Section 12.                      Assignment of Registration Rights.  Any or all of the rights of Investor under this Agreement shall be automatically assigned by Investor to any transferee of all or any portion of such Investor’s Notes, Warrants or Registrable Securities, and such transferee shall, together with all other such transferees and Investor, also have the rights of Investor under this Agreement, if:  (i) Investor agrees in writing with the transferee to assign such rights and a copy of such agreement is furnished to the Company; (ii) the Company is furnished with written notice of (A) the name and address of the transferee, and (B) the securities with respect to which such registration rights are being assigned; and (iii) the transferee agrees in writing with the Company to be bound by all of the provisions contained herein.

Section 13.                      Amendment of Registration Rights.  The provisions of this Agreement, including the provisions of this Section 13, may be amended, modified and supplemented, and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor.

Section 14.                      Miscellaneous

(a)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or electronic mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

(i)	If to the Company:

A123 Systems, Inc.
200 West Street
Waltham, Massachusetts 02451
Telephone:  (617) 778-5700
Facsimile:  (617) 924-8910
Attention:  General Counsel

with a copy to:

Latham & Watkins LLP
1000 Winter Street, Suite 3700
Waltham, Massachusetts 02451
Facsimile:  (212) 751-4864
Attention:  John Chory

(ii)	If to Investor:

Wanxiang Clean Energy USA Corp.
c/o Wanxiang America Corporation
88 Airport Road
Elgin, Illinois 60123
United States of America
Facsimile:  (847) 931-4838
Attention:  Mr. Daniel Li
Email:  dli@wanxiang.com

with a copy to:

One South Dearborn
Chicago, Illinois  60603
United States of America
Facsimile:  (312) 853-7036
Attention:  Mr. John R. Box
Email:  jbox@sidley.com

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or electronic mail transmission containing the time, date, recipient facsimile number or electronic mail address and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(b)           No Waivers.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)           Specific Performance.  The Company and Wanxiang hereby acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by any other party hereto and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which any party may be entitled by law or equity.

(d)           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)           Entire Agreement.  This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto and thereto solely with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto and thereto solely with respect to the subject matter hereof and thereof.  Subject to the requirements of Section 12, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g)           Captions.  The headings and other captions in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(h)           Counterparts.  This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(i)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(k)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(l)           No Senior Registration Rights.  The Company agrees that it shall not grant any registration rights to any third party (i) unless such rights are expressly made subject to the rights of Investor in a manner consistent with this Agreement or (ii) if such registration rights are senior to, or take priority over, the registration rights granted to Investor under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

A123 SYSTEMS, INC.

By:	/s/ David P. Vieau
Name: David P. Vieau
Title: President & CEO

WANXIANG AMERICA CORPORATION

By:	/s/ Pin Ni
Name: Pin Ni
Title: President

WANXIANG CLEAN ENERGY USA CORP.

By:	/s/ Ping Yi Li
Name: Ping Yi Li
Title: President

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]